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                                                                    EXHIBIT 10.7

                                    Amendment
                               Employee Agreement
                                  Date: 9/3/99
              Between School Specialty, Inc and Donald J. Noskowiak

Based on the mutual agreement of both the Company and the Employee, as defined in the agreement, the below mentioned amendments are being made to the Employment Agreement, dated 9/3/99, between School Specialty, Inc (Company) and Donald J. Noskowiak (Employee). Unless specifically addressed in the amendment all other terms and conditions of the Agreement, as listed within, remain as such.

Section 1       "Employment and Duties"

Effective June 1, 2003, the Company agrees to retain Donald J. Noskowiak as a Consultant. The length of this Consultant arrangement is from June 1, 2003 until January 31, 2004. Consultant duties include but not limited to: Support for transition of employment, consulting on issues and transactions that were worked on while employed and any unresolved issues, etc. that pertain to prior duties as listed in the 9-3-99 agreement. Rate of pay will be $100 per hour.

Section 2       "Term of Employment"

Employee's employment with School Specialty, Inc. is hereby being terminated effective 5/31/03 prior to the end of the "term".

Section 3 (b)   Compensation - "Incentive Bonus"

Employee shall be entitled to his earned bonus for FY 2003

Section 3 (c) Compensation - "Perquisites, Benefits, and Other Compensation"

All perquisites and benefits as are customarily provided by the Company, will cease on 5/31/03.

Section 4 (a)   "Covenants and Conditions"

It is mutually agreed that the period of two (2) years, as mentioned in 4(a) starts after the expiration of the consulting arrangement vs "Termination of his Employment".

Section 6       "Termination and Severance Compensation"

The employee shall be paid eighteen (18) months of severance at his existing base salary at time of termination. Employee will be paid bi-weekly starting 6-13-03 and check will be sent to employee's home address.

Section 10      "Covenant Not To Compete"

Covenant not to compete timeframe will start with the conclusion of the consulting arrangement vs termination date.

IN WITNESS WHEREOF, the parties hereto have caused this amendment to the Employment Agreement dated 9/3/99 to be duly executed as of the date signed below.

                                            COMPANY: SCHOOL SPECIALTY, INC.

Dated: 06/1/03                              /s/ David J. Vander Zanden
                                            ------------------------------------
                                            David Vander Zanden, President & CEO

Dated:  06/1/03                             /s/ Donald J. Noskowiak
                                            ------------------------------------
                                            Donald J. Noskowiak, Individually